EXHIBIT 99.1

FOR FURTHER INFORMATION:	Stephanie Slavin	(713) 497-6983
	Dennis Barber	(713) 497-3042

FOR IMMEDIATE RELEASE:	March 2, 2005

Reliant Energy Reports Fourth Quarter Results and
Provides 2005 Outlook

HOUSTON, TX – Reliant Energy, Inc. (NYSE: RRI) reported a loss from continuing operations of $188 million, or $0.63 per share, for the fourth quarter of 2004, compared to a loss from continuing operations of $25 million, or $0.08 per share, for the same period of 2003. The adjusted loss from continuing operations for the fourth quarter of 2004 was $81 million, or $0.27 per share, compared to an adjusted loss from continuing operations of $7 million, or $0.03 per share for the same period of 2003. The increase in adjusted loss from continuing operations is primarily related to a decline in retail gross margin and higher interest expense due to accelerated amortization of deferred financing costs resulting from the December 2004 refinancing. These factors were partially offset by lower operation and maintenance, selling and marketing and bad debt expenses, as discussed below.

For the year ended December 31, 2004, Reliant Energy reported a loss from continuing operations of $172 million, or $0.58 per share, compared to a loss from continuing operations of $889 million, or $3.03 per share, for the same period of 2003. The adjusted income from continuing operations for 2004 was $21 million, or $0.07 per share, compared to adjusted income from continuing operations of $193 million, or $0.66 per share for the same period of 2003. The reduction in adjusted income from continuing operations is primarily related to a decline in retail gross margin, increased depreciation and amortization expense and higher interest expense. These factors were partially offset by lower operation and maintenance, selling and marketing, bad debt and other general and administrative expenses.

“We have made significant progress toward becoming a highly efficient, customer-focused company, despite the near break-even level of our 2004 adjusted earnings,” said Joel Staff, chairman and chief executive officer. “We made great strides in improving our financial flexibility by reducing debt by over $1 billion using proceeds from the sale of our upstate New York assets and free cash flow, further reducing bank debt by accessing the capital markets and refinancing the remaining bank facilities at attractive rates. We also made progress toward improving our cost structure and process efficiencies,” Staff added. “These actions have helped position us to deliver on our goals of reducing costs by $340 million and achieving an adjusted net debt-to-EBITDA target of 3.0 times or lower by the end of 2006.”

(Loss) Income Per Share From Continuing Operations

			Year Ended
	Fourth Quarter		December 31,
	2004	2003	2004	2003
Adjusted (loss) income from continuing operations	($0.27)	($0.03)	$0.07	$0.66
Gains recorded prior to 2003 that were realized/collected (EITF No. 02-03)	(0.01)	(0.03)	(0.04)	(0.14)
Changes in California-related receivables and reserves (including interest)	(0.06)	0.05	0.02	0.23
Non-trading unrealized energy derivative losses [a]	(0.30)	—	(0.52)	(0.07)
Gain on sale of investment	0.02	—	0.02	—
Gain on sale of Enron claim	—	—	0.06	—
FERC settlement in October 2003 and adjustment in 2004	—	—	(0.03)	(0.08)
CFTC settlement in fourth quarter of 2003	—	(0.06)	—	(0.06)
Accrual for payment to CenterPoint Energy	—	—	—	(0.10)
Severance and restructuring costs	(0.01)	(0.01)	(0.10)	(0.09)
Goodwill impairment	—	—	—	(3.35)
Equipment impairment related to turbines and generators	—	—	(0.03)	—
Accelerated depreciation on retired generation assets	—	—	(0.03)	(0.03)

Loss from continuing operations (on GAAP basis)	($0.63)	($0.08)	($0.58)	($3.03)

(a)	For a description, see the “2005 Adjusted EBITDA Outlook Reconciliation” table below.

FINANCIAL REVIEW

Reliant Energy uses contribution margin to evaluate performance of its two business segments, Retail and Wholesale. Contribution margin is gross margin less (a) operation and maintenance, (b) selling and marketing and (c) bad debt.

RETAIL

Retail contribution margin was ($30) million in the fourth quarter of 2004, compared to $199 million in the same period of 2003. Adjusted retail contribution margin was $105 million in the fourth quarter of 2004, compared to $215 million in 2003. The reduction was primarily the result of lower gross margin, partially offset by lower operating expenses.

Retail contribution margin was $377 million for the year ended December 31, 2004, compared to $839 million for the same period of 2003. Adjusted retail contribution margin was $678 million for the year ended December 31, 2004, compared to $915 million in 2003. The reduction was primarily due to the same factors mentioned above.

Retail Contribution Margin

	Fourth Quarter		Year Ended December 31,
($ millions)	2004	2003	2004	2003
Adjusted contribution margin	$105	$215	$678	$915
Gross margin: gains recorded prior to 2003 that were realized/collected (EITF No. 02-03)	(5)	(16)	(21)	(66)
Gross margin: non-trading unrealized energy derivative (losses) gains [a]	(129)	1	(272)	(7)
Severance	(1)	(1)	(8)	(3)

Contribution margin	($30)	$199	$377	$839

(a)	For a description, see the “2005 Adjusted EBITDA Outlook Reconciliation” table below.

Gross Margin

Retail gross margin was $48 million in the fourth quarter of 2004, compared to $295 million in the same period of 2003. Excluding the gross margin items in the table above, retail gross margin would have been $182 million in the fourth quarter of 2004, compared to $310 million in 2003. The reduction in adjusted gross margin resulted primarily from reduced benefits from favorable hedges, a decline in price-to-beat volumes sold to small business customers and higher supply costs. In addition, market usage adjustments, which are revised estimates for electric sales and supply costs related to prior periods, reduced gross margin by $16 million in the fourth quarter of 2004 and $9 million in the fourth quarter of 2003. The reduction in adjusted gross margin was partially offset by an increase in the number of non-price-to-beat customers.

Retail gross margin was $729 million for the year ended December 31, 2004, compared to $1,253 million for the same period of 2003. Excluding the gross margin items in the table above, retail gross margin would have been $1,022 million for the year ended December 31, 2004, compared to $1,326 million in 2003. The decline was due to the factors discussed above as well as lower price-to-beat volumes to residential customers primarily due to milder weather. Market usage adjustments affected both periods, reducing gross margin by $17 million in the year ended December 31, 2004 and increasing gross margin by $28 million in 2003.

Operation and Maintenance

Operation and maintenance expense was $49 million in the fourth quarter of 2004, compared to $60 million in the same period of 2003. Both periods included $1 million in severance charges. The reduction was primarily due to lower staffing levels and reduced expenditures from cost improvement initiatives.

Operation and maintenance expense was $222 million for the year ended December 31, 2004, compared to $251 million for the same period of 2003. Excluding severance charges, operation and maintenance expense was $216 million for the year ended December 31, 2004, compared to $249 million for the same period of 2003. The reduced expense was primarily due to the same factors mentioned above, partially offset by higher gross receipts taxes.

Selling and Marketing

Selling and marketing expense was $20 million in the fourth quarter of 2004, compared to $23 million in the same period of 2003. The reduced expense was primarily the result of reduced staffing levels from cost improvement initiatives.

Selling and marketing expense was $82 million for the year ended December 31, 2004, compared to $98 million for the same period of 2003. Excluding severance charges, selling and marketing expense was $80 million for the year ended December 31, 2004, compared to $97 million in 2003. The reduced expense was primarily the result of decreased advertising and marketing campaigns and reduced staffing levels.

Bad Debt

Bad debt expense was $9 million in the fourth quarter of 2004, compared to $13 million in the same period of 2003.

Bad debt expense was $48 million for the year ended December 31, 2004, compared to $65 million for the same period of 2003. The reductions for both the fourth quarter and the year were primarily the result of improved collections.

WHOLESALE

Wholesale contribution margin was $30 million in the fourth quarter of 2004, compared to $84 million in the same period of 2003. Adjusted wholesale contribution margin was $81 million in the fourth quarter of 2004, compared to $64 million in 2003. The improvement was primarily the result of higher gross margins and lower operation and maintenance expense.

Wholesale contribution margin was $460 million for the year ended December 31, 2004, compared to $511 million for the same period of 2003. Adjusted wholesale contribution margin was $474 million in the year ended December 31, 2004, compared to $488 million in 2003.

Wholesale Contribution Margin

	Fourth Quarter		Year Ended December 31,
($ millions)	2004	2003	2004	2003
Adjusted contribution margin	$81	$64	$474	$488
Gross margin: changes in California-related receivables and reserves	(33)	20	(11)	95
Gross margin: non-trading unrealized energy derivative (losses)/gains	(18)	—	20	(25)
Gross margin: FERC settlement in October 2003 and adjustment in 2004	—	—	(12)	(37)
Severance	—	—	(11)	(10)

Contribution margin	$30	$84	$460	$511

Gross Margin

Wholesale gross margin was $198 million in the fourth quarter of 2004, compared to $261 million in the same period of 2003. Excluding the gross margin items in the table above, wholesale gross margin would have been $249 million in the fourth quarter of 2004, compared to $241 million in 2003. The fourth quarter of 2004 included $6 million of gross margin resulting from legacy trading positions compared to a $4 million reduction to gross margin in the fourth quarter of 2003.

Wholesale gross margin was $1,117 million for the year ended December 31, 2004, compared to $1,165 million for the same period of 2003. Excluding the gross margin items in the table above, wholesale gross margin would have been $1,120 million for the year ended December 31, 2004, compared to $1,132 million in 2003. The year ended December 31, 2003 included an $80 million trading loss in February 2003. Also affecting gross margin were improvements from the New York and West regions of $71 million and $25 million, respectively, which were offset by lower gross margin from the Mid-Atlantic and Mid-Continent regions of $103 million and $42 million, respectively.

Operation and Maintenance

Operation and maintenance expense was $169 million in the fourth quarter of 2004, compared to $180 million in the same period of 2003. The reduction was primarily related to reduced expenditures from cost improvement initiatives, lower property taxes and fewer unplanned power plant outages. This reduction was partially offset by increased expenses associated with planned power plant outages and expenses related to two power plants, which began commercial operation in 2004.

Operation and maintenance expense was $660 million for the year ended December 31, 2004, compared to $662 million for the same period of 2003. Excluding severance charges, operation and maintenance expense was $649 million for the year ended December 31, 2004, compared to $652 million in 2003. The reduction was primarily related to reduced expenditures from cost improvement initiatives and lower expenses due to previously retired and mothballed power plants. This reduction was partially offset by increased expenses associated with planned power plant outages and expenses related to four power plants, which began commercial operation during 2003.

OTHER GENERAL AND ADMINISTRATIVE

Other general and administrative expense was $47 million in the fourth quarter of 2004, compared to $79 million in the same period of 2003. Excluding severance and restructuring and CFTC settlement charges, other general and administrative expense was $44 million in the fourth quarter of 2004, compared to $55 million in 2003. Lower expenses resulting from lower staffing levels and legal costs were offset by higher benefit costs primarily due to a long-term incentive program established in 2004.

Other general and administrative expense was $198 million for the year ended December 31, 2004, compared to $273 million for the same period of 2003. Excluding severance and restructuring and CFTC settlement charges, other general and administrative expense was $173 million for the year ended December 31, 2004, compared to $227 million in 2003. The lower expense was primarily due to lower staffing levels, cost improvement initiatives and reduced legal costs. These were partially offset by higher benefit costs.

DEPRECIATION AND AMORTIZATION

Depreciation and amortization expense was $111 million in the fourth quarter of 2004, compared to $100 million in the same period of 2003. The higher expense was primarily due to increased depreciation expense associated with the addition of two power plants, which began commercial operation in 2004.

Depreciation and amortization expense was $477 million for the year ended December 31, 2004, compared to $397 million for the same period of 2003. Adjusted depreciation and amortization expense was $449 million for the year ended December 31, 2004, compared to $383 million in 2003. The increase was primarily related to increased depreciation expense associated with the addition of four power plants, which began commercial operation during 2003, increased amortization of emission credits and the write-off of software development costs.

Depreciation and Amortization

			Year Ended
	Fourth Quarter		December 31,
($ millions)	2004	2003	2004	2003
Adjusted depreciation and amortization	$111	$100	$449	$383
Equipment impairment related to turbines and generators	—	—	16	—
Accelerated depreciation on retired generation assets	—	—	12	14

Depreciation and amortization	$111	$100	$477	$397

INTEREST EXPENSE, NET

Interest expense, net was $165 million in the fourth quarter of 2004, compared to $122 million in the same period of 2003. Excluding California-related interest income, interest expense, net was $168 million in the fourth quarter of 2004, compared to $125 million in 2003. Interest expense in the 2004 period included a $59 million charge, primarily related to the write-off of deferred financing costs, resulting from the December 2004 refinancing. Interest expense in the 2003 period included $38 million of amortization of deferred financing costs. Additionally, higher bank and facility fees and a reduction in capitalized interest were partially offset by lower interest expense due to reduced debt levels.

Interest expense, net was $431 million for the year ended December 31, 2004, compared to $412 million for the same period of 2003. Excluding California-related interest income, interest expense, net was $447 million for the year ended December 31, 2004, compared to $425 million in 2003. The increase was primarily related to higher interest rates resulting from 2003 refinancings, higher bank and facility fees and a reduction in capitalized interest due to the completion of power plant construction projects. These were partially offset by lower interest expense due to reduced debt levels.

DISCONTINUED OPERATIONS

Effective May 2004, Reliant Energy began reporting its New York hydropower plants and Carr Street facility as discontinued operations for 2004 and all prior periods. The after-tax gain on the sale of these assets was approximately $107 million, which includes allocated goodwill of $42 million. The sale was completed in September.

In December 2004, Reliant Energy transferred its ownership interests in Liberty, including its non-recourse debt, to the Liberty lenders and began reporting this facility’s results as discontinued operations for 2004 and all prior periods. The terms of the transfer did not require any cash payment to Liberty’s lenders. Reliant Energy recorded a pre-tax, non-cash loss of $70 million representing its net book value in Liberty.

OUTLOOK FOR 2005

Reliant Energy’s 2005 outlook for free cash flow from continuing operations (FCF) is $275 million to $475 million. FCF is operating cash flow from continuing operations less capital expenditures (assumes no change in cash margin deposits).

Adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) outlook for 2005 is $900 million to $1,100 million. Adjusted EBITDA is income from continuing operations adjusted for non-trading unrealized energy derivative gains/losses, impairments, legal and regulatory settlements or asset sales plus depreciation and amortization, interest expense, net and income taxes.

FCF and EBITDA are non-GAAP financial measures. A reconciliation of these measures to GAAP is presented below.

2005 Free Cash Flow From Continuing Operations
Outlook Reconciliation

($ millions)	2005
FCF from continuing operations (mid-point of range)	$375
Changes in margin deposits [a]	—
Capital expenditures	96

Operating cash flow from continuing operations (on GAAP basis)	$471

(a)	There are no GAAP financial measures accessible on a forward-looking basis for future changes in cash margin deposits. Reliant Energy cannot estimate at this time the impact of such changes; however, these items could be material to future reported operating cash flows from continuing operations.

2005 Adjusted EBITDA
Outlook Reconciliation

($ millions)	2005
Adjusted EBITDA (mid-point of range) [a]	$1,000
Delivery of product underlying the non-trading unrealized energy derivative gains/losses [b]	200
Depreciation and amortization	(475)
Gain on sale of Mid-Atlantic hydro assets	13
Interest expense, net	(420)
Income tax expense	(126)

Income from continuing operations (on GAAP basis) [a]	$192

(a)	There are no GAAP financial measures accessible on a forward-looking basis for future non-trading unrealized energy derivative gains/losses, impairments, legal and regulatory settlements or potential asset sales. The company cannot estimate at this time the impact of such charges and expenses; however, these items could be material to future reported earnings.

(b)	Reliant Energy’s hedging activities include buying power supply for its retail business and selling generation output and buying fuel for its wholesale business. Certain of these hedging transactions are treated as derivatives contracts and, depending on the circumstances, may be recorded using either accrual or mark-to-market accounting. Derivative contracts that are recorded using mark-to-market accounting require the company to record gains/losses related to future periods based on current changes in forward commodity prices. The company has referred to these gains/losses as non-trading unrealized energy derivative gains/losses. In general, the underlying transactions that are being hedged receive accrual accounting treatment, resulting in a mismatch of accounting treatments. Examples of hedging strategies related to the company’s retail activities where this mismatch occurs are (1) certain forward purchases of fixed price electricity which the company has not yet resold to customers are accounted for using the accrual method, while sales of natural gas to hedge this supply receive mark-to-market treatment; (2) certain purchases of block power receive mark-to-market accounting treatment, while the resale of power to customers receives accrual treatment; and (3) natural gas hedges related to supplying the company’s price-to-beat load receive mark-to-market accounting treatment, while the revenue associated with the price-to-beat load is accounted for using the accrual method. In each of these cases, future sales revenue or energy supply costs offset these gains/losses when the product is delivered. The company has separately identified non-trading unrealized energy derivative gains and losses to provide a more meaningful representation of its economic performance in the current reporting period.

Non-GAAP Financial Information

This press release discloses various non-GAAP financial measures as defined by SEC Regulation G, including “adjusted (loss) income per share from continuing operations,” “contribution margin,” “adjusted contribution margin,” “adjusted gross margin,” “adjusted EBITDA” and “free cash flow.” A reconciliation of the differences between these financial measures and the most directly comparable measure or measures calculated and presented in accordance with GAAP is included in the financial tables attached at the end of this press release or within this release. A statement disclosing the utility and purposes of these measures is set forth in Item 2.02 to Reliant Energy’s Current Report on Form 8-K accompanying the earnings release.

Webcast of Earnings Conference Call

Reliant Energy has scheduled its fourth-quarter 2004 earnings conference call for Wednesday, March 2, 2005, at 10 a.m. Central Standard Time. Interested parties may listen to a live audio broadcast of the conference call at www.reliant.com/corporate. A replay of the call can be accessed approximately two hours after the completion of the call. Reliant Energy will use a slide presentation to facilitate the conference call discussion. A copy of the presentation may be obtained via the company’s Website in the investor relations section.

Reliant Energy, Inc. (NYSE: RRI) based in Houston, Texas, provides electricity and energy services to retail and wholesale customers in the U.S. The company provides energy products and services to approximately 1.9 million electricity customers, ranging from residences and small businesses to large commercial, industrial, governmental and institutional customers, primarily in Texas. Reliant also serves commercial and industrial clients in the PJM (Pennsylvania, New Jersey, Maryland) Interconnection.

The company is one of the largest independent power producers in the nation with approximately 19,000 megawatts of power generation capacity in operation or under contract across the U.S. These strategically located generating assets utilize natural gas, wind, fuel oil and coal. For more information, visit our Website at www.reliant.com/corporate.

This news release contains “forward-looking statements.” Forward-looking statements are statements that contain projections about our revenues, income, earnings and other financial items, our plans and objectives for the future, future economic performance, or other projections or estimates about our assumptions relating to these types of statements. These statements usually relate to future events and anticipated revenues, earnings, business strategies, competitive position or other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “position” and other similar words. However, the absence of these words does not mean that the statements are not forward-looking.

We have based our forward-looking statements on management’s beliefs and assumptions based on information available to management at the time the statements are made. Actual results may differ materially from those expressed or implied by forward-looking statements as a result of many factors or events, including legislative and regulatory developments, the outcome of pending lawsuits, governmental proceedings and investigations, the effects of competition, financial market conditions, access to capital, the timing and extent of changes in commodity prices and interest rates, weather conditions, changes in our business plan and other factors we discuss in our other filings with the Securities and Exchange Commission.

Each forward-looking statement speaks only as of the date of the particular statement, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Information contained in this report is subject to adjustment resulting from further review and the obtaining of additional information that impacts the consolidated financial statements.

###

Reliant Energy, Inc. and Subsidiaries
Consolidated Statements of Operations
(Thousands of Dollars, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Revenues:
Revenues (including $(16,197), $(4,549), $(38,456) and $(32,455) unrealized losses)	$2,090,887	$1,761,975	$8,731,181	$10,599,815
Trading margins	5,825	(4,061)	4,357	(49,004)

Total Revenues	2,096,712	1,757,914	8,735,538	10,550,811

Expenses:
Fuel and cost of gas sold (including $(702), $(1,696), $63,896 and $(1,276) unrealized (losses) gains)	468,268	303,373	1,601,198	1,309,355
Purchased power (including $(130,271), $7,748, $(277,856) and $1,790 unrealized (losses) gains)	1,382,612	897,727	5,288,027	6,822,181
Operation and maintenance	217,062	239,160	881,532	912,666
Selling and marketing	20,040	23,012	81,741	97,773
Bad debt expense	8,704	10,739	45,708	57,380

Total	2,096,686	1,474,011	7,898,206	9,199,355

Contribution Margin	26	283,903	837,332	1,351,456

Other general and administrative	47,050	78,191	198,723	273,301
Loss on sales of receivables	—	22,955	33,741	37,613
Accrual for payment to CenterPoint Energy, Inc.	—	—	1,600	46,700
Gain on sale of counterparty claim	—	—	(30,000)	—
Wholesale energy goodwill impairment	—	—	—	985,000
Depreciation	98,467	87,657	410,906	339,708
Amortization	12,196	12,741	65,905	57,424

Total	157,713	201,544	680,875	1,739,746

Operating (Loss) Income	(157,687)	82,359	156,457	(388,290)

Other (Expense) Income:
Gains from investments, net	9,097	242	9,044	1,844
Loss of equity investments, net	(234)	(1,035)	(9,478)	(1,652)
Other, net	1,148	3,215	5,802	9,317

(Loss) Earnings Before Interest and Taxes	(147,676)	84,781	161,825	(378,781)

Interest expense	(170,744)	(133,613)	(465,845)	(447,260)
Interest income	5,971	11,553	35,020	35,070

Loss from Continuing Operations Before Income Taxes	(312,449)	(37,279)	(269,000)	(790,971)
Income tax (benefit) expense	(124,473)	(12,320)	(96,930)	97,867

Loss from Continuing Operations	(187,976)	(24,959)	(172,070)	(888,838)
(Loss) Income from discontinued operations before income taxes	(74,726)	97,691	97,956	(341,151)

Income tax expense (benefit)	1,657	40,199	(37,454)	88,073
(Loss) Income from discontinued operations	(76,383)	57,492	135,410	(429,224)

(Loss) Income Before Cumulative Effect of Accounting Changes	(264,359)	32,533	(36,660)	(1,318,062)
Cumulative effect of accounting changes, net of tax	—	—	7,290	(24,055)

Net (Loss) Income	$(264,359)	$32,533	$(29,370)	$(1,342,117)

Basic (Loss) Earnings Per Share:
Loss from continuing operations	$(0.63)	$(0.08)	$(0.58)	$(3.03)
(Loss) income from discontinued operations	(0.25)	0.19	0.46	(1.46)
Cumulative effect of accounting changes, net of tax	—	—	0.02	(0.08)

Net (Loss) Income	$(0.88)	$0.11	$(0.10)	$(4.57)

Diluted (Loss) Earnings Per Share:
Loss from continuing operations	$(0.63)	$(0.08)	$(0.58)	$(3.03)
(Loss) income from discontinued operations	(0.25)	0.19	0.46	(1.46)
Cumulative effect of accounting changes, net of tax	—	—	0.02	(0.08)

Net (Loss) Income	$(0.88)	$0.11	$(0.10)	$(4.57)

Weighted Average Common Shares Outstanding (in thousands):
— Basic	298,979	295,262	297,527	293,655
— Diluted	298,979	295,262	297,527	293,655

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Information contained in this report is subject to adjustment resulting from further review and the obtaining of additional information that impacts the consolidated financial statements.

Reliant Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

As Reported	Three Months Ended December 31, 2004
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Revenues:
Revenues	$1,466	$721	$—	$(96)	$2,091
Trading margins	—	6	—	—	6

Total	1,466	727	—	(96)	2,097

Operating Expenses:
Fuel and cost of gas sold	—	469	—	—	469
Purchased power	1,418	60	—	(96)	1,382

Gross margin	48	198	—	—	246

Operation and maintenance	49	169	—	—	218
Selling and marketing	20	—	—	—	20
Bad debt expense	9	(1)	—	—	8

Contribution margin	$(30)	$30	$—	$—	—

Other general and administrative					47
Depreciation and amortization					111

Total					158

Operating loss					(158)

Gains from investments, net					9
Other, net					1

Loss before interest and income taxes					(148)

Interest expense					(171)
Interest income					6

Loss from continuing operations before income taxes					(313)
Income tax benefit					(125)

Loss from continuing operations					(188)
Loss from discontinued operations					(76)

Net Loss					$(264)

Adjustments	Three Months Ended December 31, 2004
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Gross Margin (1) Adjustments:
Gains recorded prior to 2003 to be realized/collected in current period	$5	$—	$—	$—	$5
Changes in California-related receivables and reserves	—	33	—	—	33
Non-trading unrealized energy derivative losses	129	18	—	—	147

Total gross margin adjustments	134	51	—	—	185

Operating Expenses Adjustments:
Operation and maintenance adjustment — severance	(1)	—	—	—	(1)
Other general and administrative adjustment — severance					(1)
Other general and administrative adjustment — restructuring costs associated with lease on corporate headquarters					(2)
Gain on sale of investment					(9)
Interest income adjustment — California-related interest income					(3)
Income tax expense — tax adjustments, net					70

Adjusted	Three Months Ended December 31, 2004
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Adjusted gross margin (1)	$182	$249	$—	$—	$431
Operating Expenses:
Adjusted operation and maintenance	48	169	—	—	217
Selling and marketing	20	—	—	—	20
Bad debt expense	9	(1)	—	—	8

Adjusted contribution margin	$105	$81	$—	$—	186

Adjusted other general and administrative					44
Depreciation and amortization					111

Total					155

Adjusted operating income					31

Adjusted gain from investments, net					—
Other, net					1

Adjusted earnings before interest and income taxes					32

Interest expense					(171)
Adjusted interest income					3

Adjusted loss from continuing operations before income taxes					(136)
Adjusted income tax benefit					(55)

Adjusted loss from continuing operations					(81)
Loss from discontinued operations					(76)

Adjusted Net Loss					$(157)

(1)	Revenues less fuel and cost of gas sold and purchased power.

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Reliant Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

As Reported	Twelve Months Ended December 31, 2004
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Revenues:
Revenues	$6,066	$3,005	$—	$(340)	$8,731
Trading margins	—	5	—	—	5

Total	6,066	3,010	—	(340)	8,736

Operating Expenses:
Fuel and cost of gas sold	—	1,602	—	—	1,602
Purchased power	5,337	291	—	(340)	5,288

Gross margin	729	1,117	—	—	1,846

Operation and maintenance	222	660	—	—	882
Selling and marketing	82	—	—	—	82
Bad debt expense	48	(3)	—	—	45

Contribution margin	$377	$460	$—	$—	837

Other general and administrative					198
Loss on sales of receivables					34
Accrual for payment to CenterPoint Energy, Inc.					2
Gain on sale of counterparty claim					(30)
Depreciation and amortization					477

Total					681

Operating income					156

Gain from investments, net					9
Loss of equity investments, net					(9)
Other, net					6

Earnings before interest and income taxes					162

Interest expense					(466)
Interest income					35

Loss from continuing operations before income taxes					(269)
Income tax benefit					(97)

Loss from continuing operations					(172)
Income from discontinued operations					136
Cumulative effect of accounting change, net of tax					7

Net Loss					$(29)

Adjustments	Twelve Months Ended December 31, 2004
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Gross Margin (1) Adjustments:
Gains recorded prior to 2003 to be realized/collected in current period	$21	$—	$—	$—	$21
Changes in California-related receivables and reserves	—	11	—	—	11
Non-trading unrealized energy derivative losses	272	(20)	—	—	252

Adjustment to October 2003 FERC settlement	—	12	—	—	12

Total gross margin adjustments	293	3	—	—	296
Operating Expenses Adjustments:
Operation and maintenance adjustment — severance	(6)	(11)	—	—	(17)
Selling and marketing adjustment — severance	(2)	—	—	—	(2)
Other general and administrative adjustment — severance					(12)
Other general and administrative adjustment — restructuring costs associated with lease on corporate headquarters					(13)
Accrual for payment to CenterPoint Energy, Inc. adjustment					(2)
Gain on sale of counterparty claim					30
Depreciation and amortization adjustment — accelerated depreciation on retired generation assets					(12)
Depreciation and amortization adjustment — equipment impairment related to turbines and generators					(16)
Gain on sale of investment					(9)
Interest income adjustment — California-related interest income					(16)
Income tax expense — tax adjustments, net					122

Adjusted	Twelve Months Ended December 31, 2004
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Adjusted gross margin (1)	$1,022	$1,120	$—	$—	$2,142
Operating Expenses:
Adjusted operation and maintenance	216	649	—	—	865
Adjusted selling and marketing	80	—	—	—	80
Bad debt expense	48	(3)	—	—	45

Adjusted contribution margin	$678	$474	$—	$—	1,152

Adjusted other general and administrative					173
Loss on sales of receivables					34
Adjusted depreciation and amortization					449

Total					656

Adjusted operating income					496

Adjusted gain from investments, net					—
Loss of equity investments, net					(9)
Other, net					6

Adjusted earnings before interest and income taxes					493

Interest expense					(466)
Adjusted interest income					19

Adjusted income from continuing operations before income taxes					46
Adjusted income tax expense					25

Adjusted income from continuing operations					21
Income from discontinued operations					136
Cumulative effect of accounting change, net of tax					7

Adjusted Net Income					$164

(1)	Revenues less fuel and cost of gas sold and purchased power.

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Reliant Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

As Reported	Three Months Ended December 31, 2003
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Revenues:
Revenues	$1,178	$639	$1	$(56)	$1,762
Trading margins	—	(4)	—	—	(4)

Total	1,178	635	1	(56)	1,758

Operating Expenses:
Fuel and cost of gas sold	—	304	—	—	304
Purchased power	883	70	—	(56)	897

Gross margin	295	261	1	—	557

Operation and maintenance	60	180	—	—	240
Selling and marketing	23	—	—	—	23
Bad debt expense	13	(3)	—	—	10

Contribution margin	$199	$84	$1	$—	284

Other general and administrative					79
Loss on sales of receivables					22
Depreciation and amortization					100

Total					201

Operating income					83

Loss of equity investments, net					(1)
Other, net					3

Earnings before interest and income taxes					85

Interest expense					(133)
Interest income					11

Loss from continuing operations before income taxes					(37)
Income tax benefit					(12)

Loss from continuing operations					(25)
Income from discontinued operations					57

Net Income					$32

Adjustments	Three Months Ended December 31, 2003
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Gross Margin (1) Adjustments:
Gains recorded prior to 2003 to be realized/collected in current period	$16	$—	$—	$—	$16
Changes in California-related receivables and reserves	—	(20)	—	—	(20)
Non-trading unrealized energy derivative gains	(1)	—	—	—	(1)

Total gross margin adjustments	15	(20)	—	—	(5)

Operating Expenses Adjustments:
Operation and maintenance adjustment — severance	(1)	—	—	—	(1)
Other general and administrative adjustment — severance					(6)
Other general and administrative adjustment — CFTC settlement					(18)
Interest income adjustment — California-related interest income					(3)
Income tax expense — tax adjustments, net					(1)

Adjusted	Three Months Ended December 31, 2003
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Adjusted gross margin (1)	$310	$241	$1	$—	$552
Operating Expenses:
Adjusted operation and maintenance	59	180	—	—	239
Selling and marketing	23	—	—	—	23
Bad debt expense	13	(3)	—	—	10

Adjusted contribution margin	$215	$64	$1	$—	280

Adjusted other general and administrative					55
Loss on sales of receivables					22
Depreciation and amortization					100

Total					177

Adjusted operating income					103

Loss of equity investments, net					(1)
Other, net					3

Adjusted earnings before interest and income taxes					105

Interest expense					(133)
Adjusted interest income					8

Adjusted loss from continuing operations before income taxes					(20)
Adjusted income tax benefit					(13)

Adjusted loss from continuing operations					(7)
Income from discontinued operations					57

Adjusted Net Income					$50

(1)	Revenues less fuel and cost of gas sold and purchased power.

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Reliant Energy, Inc. and Subsidiaries
Results of Operations by Segment
(Millions of Dollars)
(Unaudited)

As Reported	Twelve Months Ended December 31, 2003
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Revenues:
Revenues	$5,729	$5,095	$1	$(225)	$10,600
Trading margins	—	(49)	—	—	(49)

Total	5,729	5,046	1	(225)	10,551

Operating Expenses:
Fuel and cost of gas sold	—	1,310	—	—	1,310
Purchased power	4,476	2,571	—	(225)	6,822

Gross margin	1,253	1,165	1	—	2,419

Operation and maintenance	251	662	—	—	913
Selling and marketing	98	—	—	—	98
Bad debt expense	65	(8)	—	—	57

Contribution margin	$839	$511	$1	$—	1,351

Other general and administrative					273
Loss on sales of receivables					37
Accrual for payment to CenterPoint Energy, Inc.					47
Wholesale energy goodwill impairment					985
Depreciation and amortization					397

Total					1,739

Operating loss					(388)

Gains from investments, net					2
Loss of equity investments, net					(2)
Other, net					9

Loss before interest and income taxes					(379)

Interest expense					(447)
Interest income					35

Loss from continuing operations before income taxes					(791)
Income tax expense					98

Loss from continuing operations					(889)
Loss from discontinued operations					(429)
Cumulative effect of accounting changes, net of tax					(24)

Net Loss					$(1,342)

Adjustments	Twelve Months Ended December 31, 2003
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Gross Margin (1) Adjustments:
Gains recorded prior to 2003 to be realized/collected in current period	$66	$—	$—	$—	$66
Changes in California-related receivables and reserves	—	(95)	—	—	(95)
Non-trading unrealized energy derivative losses	7	25	—	—	32
October 2003 FERC settlement	—	37	—	—	37

Total gross margin adjustments	73	(33)	—	—	40

Operating Expenses Adjustments:
Operation and maintenance adjustment — severance	(2)	(10)	—	—	(12)
Selling and marketing adjustment — severance	(1)	—	—	—	(1)
Other general and administrative adjustment — severance					(28)
Other general and administrative adjustment — CFTC settlement					(18)
Accrual for payment to CenterPoint Energy, Inc. adjustment					(47)
Wholesale energy goodwill impairment adjustment					(985)
Depreciation and amortization adjustment — accelerated depreciation on retired generation assets					(14)
Interest income adjustment — California-related interest income					(13)
Income tax expense — tax adjustments, net					50

Adjusted	Twelve Months Ended December 31, 2003
	Retail Energy	Wholesale Energy	Other Operations	Eliminations	Consolidated
Adjusted gross margin (1)	$1,326	$1,132	$1	$—	$2,459
Operating Expenses:
Adjusted operation and maintenance	249	652	—	—	901
Adjusted selling and marketing	97	—	—	—	97
Bad debt expense	65	(8)	—	—	57

Adjusted contribution margin	$915	$488	$1	$—	1,404

Adjusted other general and administrative					227
Loss on sales of receivables					37
Adjusted depreciation and amortization					383

Total					647

Adjusted operating income					757

Gains from investments, net					2
Loss of equity investments, net					(2)
Other, net					9

Adjusted earnings before interest and income taxes					766

Interest expense					(447)
Adjusted interest income					22

Adjusted income from continuing operations before income taxes					341
Adjusted income tax expense					148

Adjusted income from continuing operations					193
Loss from discontinued operations					(429)
Cumulative effect of accounting changes, net of tax					(24)

Adjusted Net Loss					$(260)

(1)	Revenues less fuel and cost of gas sold and purchased power.

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Reliant Energy, Inc. and Subsidiaries
Diluted EPS from Continuing Operations Reconciliation
(Dollars per diluted share)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
Diluted:
Net (loss) income (per GAAP)	$(0.88)	$0.11	$(0.10)	$(4.57)
Cumulative effect of accounting changes, net of tax	—	—	(0.02)	0.08
Loss (income) from discontinued operations	0.25	(0.19)	(0.46)	1.46

Loss from continuing operations (on GAAP basis)	(0.63)	(0.08)	(0.58)	(3.03)
Adjustments:
Gains recorded prior to 2003 to be realized/collected in current period	0.01	0.03	0.04	0.14
Changes in California-related receivables and reserves (including interest)	0.06	(0.05)	(0.02)	(0.23)
Non-trading unrealized energy derivative losses/gains	0.30	—	0.52	0.07
FERC settlement in October 2003 and adjustment in 2004	—	—	0.03	0.08
Severance	—	0.01	0.07	0.09
Restructuring costs associated with lease on corporate headquarters	0.01	—	0.03	—
CFTC settlement — fourth quarter 2003	—	0.06	—	0.06
Accrual for payment to CenterPoint Energy, Inc.	—	—	—	0.10
Gain on sale of counterparty claim	—	—	(0.06)	—
Wholesale energy goodwill impairment	—	—	—	3.35
Accelerated depreciation on retired generation assets	—	—	0.03	0.03
Equipment impairment related to turbines and generators	—	—	0.03	—
Gain on sale of investment	(0.02)	—	(0.02)	—

Adjusted (loss) income from continuing operations	$(0.27)	$(0.03)	$0.07	$0.66

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Information contained in this report is subject to adjustment resulting from further review and the obtaining of additional information that impacts the consolidated financial statements.

Reliant Energy, Inc. and Subsidiaries
Preliminary Condensed Consolidated Balance Sheets
(Thousands of Dollars)
(Unaudited)

	December 31, 2004	December 31, 2003
ASSETS
Current Assets:
Cash and cash equivalents	$106,613	$146,244
Restricted cash	15,610	228,005
Accounts and notes receivable, principally customer, net	1,089,058	567,218
Notes receivable related to receivables facility	—	393,822
Net California receivables subject to refund	—	198,609
Inventory	273,128	258,706
Derivative assets	312,232	493,046
Other current assets	832,636	306,238
Current assets of discontinued operations	—	85,947

Total current assets	2,629,277	2,677,835

Property, plant and equipment, gross	8,403,308	8,330,238
Accumulated depreciation	(1,013,178)	(687,410)

Property, Plant and Equipment, net	7,390,130	7,642,828

Other Assets:
Goodwill, net	440,534	482,534
Other intangibles, net	611,524	620,343
Net California receivables subject to refund	200,086	—
Derivative assets	272,254	199,716
Restricted cash	25,547	28,260
Other long-term assets	577,513	637,790
Long-term assets of discontinued operations	—	1,007,525

Total other assets	2,127,458	2,976,168

Total Assets	$12,146,865	$13,296,831

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Current portion of long-term debt and short-term borrowings	$618,854	$129,553
Accounts payable, principally trade	572,886	508,941
Derivative liabilities	409,110	348,614
Accrual for payment to CenterPoint Energy, Inc.	—	175,000
Other current liabilities	469,165	509,092
Current liabilities of discontinued operations	—	329,774

Total current liabilities	2,070,015	2,000,974

Other Liabilities:
Derivative liabilities	311,222	208,689
Other long-term liabilities	802,417	864,648
Long-term liabilities of discontinued operations	—	936,887

Total other liabilities	1,113,639	2,010,224

Long-term Debt	4,576,857	4,913,834
Commitments and Contingencies
Stockholders’ Equity	4,386,354	4,371,799

Total Liabilities and Stockholders’ Equity	$12,146,865	$13,296,831

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Information contained in this report is subject to adjustment resulting from further review and the obtaining of additional information that impacts the consolidated financial statements.

Reliant Energy, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
(Thousands of Dollars)
(Unaudited)

	Twelve Months Ended December 31,
	2004	2003
Cash Flows from Operating Activities:
Net loss	$(29,370)	$(1,342,117)
(Income) loss from discontinued operations	(135,410)	429,224

Net loss from continuing operations and cumulative effect of accounting changes	(164,780)	(912,893)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Cumulative effect of accounting changes	(7,290)	24,055
Wholesale energy goodwill impairment	—	985,000
Depreciation and amortization	476,811	397,132
Deferred income taxes	(69,505)	59,542
Net unrealized (gains) losses on trading energy activities	(26,234)	24,084
Net unrealized losses on non-trading energy derivatives	252,416	31,941
Net amortization of contractual rights and obligations	(24,838)	(25,304)
Amortization of deferred financing costs	87,184	97,605
Undistributed earnings of unconsolidated subsidiaries	9,478	1,652
Accrual for payment to CenterPoint Energy, Inc.	1,600	46,700
Other, net	14,273	20,522
Changes in other assets and liabilities:
Restricted cash	215,108	(71,551)
Accounts and notes receivable and unbilled revenue, net	(66,804)	98,895
Receivables facility proceeds, net	232,000	23,000
Inventory	(20,250)	14,758
Margin deposits on energy trading and hedging activities, net	(450,851)	222,603
Net non-trading derivative assets and liabilities	16,093	(73,432)
Prepaid lease obligation	(25,682)	(17,727)
Other current assets	(55,676)	(21,134)
Other assets	(47,991)	(92,705)
Accounts payable	48,466	(194,155)
Taxes payable/receivable	16,689	54,515
Payment to CenterPoint Energy, Inc.	(176,600)	—
Other current liabilities	8,653	73,573
Other liabilities	42,774	43,920

Net cash provided by continuing operations from operating activities	285,044	810,596
Net cash provided by discontinued operations from operating activities	3,956	58,807

Net cash provided by operating activities	289,000	869,403

Cash Flows from Investing Activities:
Capital expenditures	(172,871)	(569,805)
Other, net	27,532	6,991

Net cash used in continuing operations from investing activities	(145,339)	(562,814)
Net cash provided by discontinued operations from investing activities	864,621	1,604,589

Net cash provided by investing activities	719,282	1,041,775

Cash Flows from Financing Activities:
Proceeds from long-term debt	2,150,000	1,612,120
Payments of long-term debt	(2,235,568)	(2,141,137)
Decrease in short-term borrowings and revolving credit facilities, net	(108,350)	(1,425,445)
Proceeds from issuance of treasury stock	24,618	7,531
Payments of financing costs	(81,767)	(183,455)
Other, net	9,156	—

Net cash used in continuing operations from financing activities	(241,911)	(2,130,386)
Net cash used in discontinued operations from financing activities	(806,002)	(758,434)

Net cash used in financing activities	(1,047,913)	(2,888,820)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	9,071

Net Change in Cash and Cash Equivalents	(39,631)	(968,571)
Cash and Cash Equivalents at Beginning of Period	146,244	1,114,815

Cash and Cash Equivalents at End of Period	$106,613	$146,244

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Information contained in this report is subject to adjustment resulting from further review and the obtaining of additional information that impacts the consolidated financial statements.

Reliant Energy, Inc. and Subsidiaries
Retail Operational Data
(Unaudited)

Retail Energy Revenues:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
	(in millions)		(in millions)
Retail energy revenues from end-use retail customers:
Texas:
Residential and small business	$767	$741	$3,527	$3,453
Large commercial, industrial and governmental/institutional	526	395	1,981	1,599
Outside of Texas:
Commercial, industrial and governmental/institutional	67	22	204	40

Total	1,360	1,158	5,712	5,092

Retail Energy revenues from resales of purchased power and other hedging activities	133	30	376	688
Market usage adjustments	(22)	14	(1)	31
Unrealized losses	—	(8)	—	(16)
Gains recorded prior to 2003 realized/collected in current periods	(5)	(16)	(21)	(66)

Total retail energy revenues	$1,466	$1,178	$6,066	$5,729

Retail Energy Operating Data:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
	(gigawatt hours)		(gigawatt hours)
Electricity Sales from End-Use Retail Customers:
Texas:
Residential:
Price-to-beat	3,958	4,176	19,315	20,738
Non price-to-beat	1,184	741	4,516	2,070

Total residential	5,142	4,917	23,831	22,808
Small business:
Price-to-beat	1,495	2,252	7,166	10,845
Non price-to-beat	488	331	1,924	1,053

Total small business	1,983	2,583	9,090	11,898
Large commercial, industrial and governmental/institutional (1)	7,889	7,654	31,278	28,788

Total Texas	15,014	15,154	64,199	63,494
Outside of Texas:
Commercial, industrial and governmental/institutional	1,187	458	3,635	785

Total Outside of Texas	1,187	458	3,635	785

Total	16,201	15,612	67,834	64,279

	December 31,
	2004	2003
	(in thousands, metered locations)
Retail Customers:
Texas:
Residential:
Price-to-beat	1,313	1,395
Non price-to-beat	334	222

Total residential	1,647	1,617
Small business:
Price-to-beat	163	183
Non price-to-beat	30	22

Total small business	193	205
Large commercial, industrial and governmental/institutional (1)	40	38

Total Texas	1,880	1,860
Outside of Texas:
Commercial, industrial and governmental/institutional (2)	1	—

Total Outside of Texas	1	—

Total	1,881	1,860

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
	(in thousands, metered locations)		(in thousands, metered locations)
Weighted Average Retail Customer Count:
Texas:
Residential:
Price-to-beat	1,326	1,397	1,360	1,408
Non price-to-beat	319	195	271	117

Total residential	1,645	1,592	1,631	1,525
Small business:
Price-to-beat	165	188	174	194
Non price-to-beat	29	19	26	17

Total small business	194	207	200	211
Large commercial, industrial and governmental/institutional (1)	40	38	40	33

Total Texas	1,879	1,837	1,871	1,769
Outside of Texas:
Commercial, industrial and governmental/institutional (3)	1	—	1	—

Total Outside of Texas	1	—	1	—

Total	1,880	1,837	1,872	1,769

(1)	These amounts include volumes of customers of the Government Land Office for whom we provide services.

(2)	As of December 31, 2004 and 2003, our retail customer count for commercial, industrial and governmental/institutional customers outside of Texas was 1,354 and 195, respectively.

(3)	For 2004 and 2003, our weighted average retail customer count for the periods for which we sold electricity to commercial, industrial and governmental/institutional customers outside of Texas was 787 and 165, respectively.

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Reliant Energy, Inc. and Subsidiaries
Wholesale Operational Data
(Unaudited)

Wholesale Energy Gross Margin:
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2004	2003	Difference	2004	2003	Difference
	(in millions)			(in millions)

West	$42	$24	$18	$153	$128	$25
Mid-Atlantic	59	78	(19)	278	381	(103)
New York	64	56	8	314	243	71
Southeast	2	4	(2)	15	18	(3)
Mid-Continent	59	57	2	270	312	(42)
ERCOT	14	16	(2)	66	64	2
Other:
Billings to Texas Genco for support costs	2	8	(6)	15	29	(14)
Other	1	2	(1)	4	6	(2)

Adjusted Plant Gross Margin	243	245	(2)	1,115	1,181	(66)

California-related receivables and reserves:
Credit Reserve	—	(2)	2	21	(15)	36
Estimated Refund Obligation	(20)	22	(42)	(8)	110	(118)
Direct Adjustment	—	—	—	(11)	—	(11)
Discount	(13)	—	(13)	(13)	—	(13)
FERC settlement in October 2003 and adjustment in 2004	—	—	—	(12)	(37)	25

Non-trading unrealized energy derivative (losses) gain (1)	(18)	—	(18)	20	(25)	45

Plant Gross Margin	192	265	(73)	1,112	1,214	(102)

Trading margins	6	(4)	10	5	(49)	54

Total Wholesale Energy Gross Margin	$198	$261	$(63)	$1,117	$1,165	$(48)

Wholesale Energy Operating Data (2):
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2004	2003	2004	2003
	(gigawatt hours)		(gigawatt hours)

Wholesale net power generation volumes	9,982	9,907	41,066	42,012
Wholesale power purchase volumes	9,860	16,354	35,969	70,601

Wholesale power sales volumes (3)	19,842	26,261	77,035	112,613

(1)	Includes Enron write-off, ineffectiveness and non-trading derivatives not designated as hedges.

(2)	These amounts exclude volumes associated with our discontinued operations.

(3)	These amounts include physically delivered volumes, physical transactions that are settled prior to delivery and hedge activity related to our power generation portfolio.

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Reliant Energy, Inc. and Subsidiaries
Net Generation Volumes (1)
(MWh)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
By region:	2004	2003	2004	2003

Mid-Continent	2,560,740	3,029,013	10,354,237	12,213,756

Mid-Atlantic	2,903,788	2,909,001	11,583,594	12,035,546

New York	863,030	689,007	4,015,580	3,481,308

Southeast	363,836	507,525	2,198,244	2,986,047

West	2,006,266	1,448,587	7,445,181	5,632,443

ERCOT	1,284,029	1,323,557	5,468,672	5,663,035

Total	9,981,689	9,906,690	41,065,508	42,012,135

	Three Months Ended December 31,		Twelve Months Ended December 31,
By asset type:	2004	2003	2004	2003

Base load	7,876,024	7,787,135	30,984,944	31,240,593

Intermediate	1,930,911	1,872,494	8,514,841	8,815,285

Peaking	174,754	247,061	1,565,723	1,956,257

Total	9,981,689	9,906,690	41,065,508	42,012,135

(1)	These amounts exclude volumes associated with our discontinued operations.

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Reliant Energy, Inc. and Subsidiaries
Mid-Continent Asset Summary
(Unaudited)

	Summer/Winter
	Average	Heat Rate	Q4 net generation volume (1) (MWh)		Q4 net capacity factor (2) (MWh)
Unit Name	Capacity (MW)	(MMBtu/MWh)	2004	2003	2004	2003
Base Load
Avon Lake 7 & 9	692	12.3	822,136	996,002	54%	65%
Cheswick 1	583	9.9	893,680	926,221	69%	72%
Elrama 1-4	487	11.5	394,107	494,803	37%	46%
New Castle 3-5	325	10.7	203,015	443,514	28%	62%
Niles 1-2	216	105.0	247,749	169,587	52%	36%

	2,303		2,560,687	3,030,127	50%	60%

Intermediate
Brunot Island CCGT	287	9.8	(1,964)	(2,100)	0%	0%

Peaking
Aurora 1-10	912	10.2	1,168	—	0%	0%
Avon Lake 10	29	17.4	462	759	1%	1%
Brunot Island 1A-1C	60	13.6	(63)	241	0%	0%
Ceredo 1-6	475	12.1	505	—	0%	0%
New Castle A-B	6	10.0	5	28	0%	0%
Niles A	30	21.3	(60)	(42)	0%	0%
Shelby 1-8	371	9.8	—	—	0%	0%

	1,883		2,017	986	0%	0%

Mid-Continent Total	4,473		2,560,740	3,029,013	26%	31%

(1)	Represents net generation assets only.

(2)	Capacity factor is the ratio of the actual net electricity generated to the energy that could have been generated at continuous full-power operation during the period.

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Reliant Energy, Inc. and Subsidiaries
Mid-Atlantic Asset Summary
(Unaudited)

	Summer/Winter
	Average	Heat Rate (1)	Q4 net generation volume (2) (MWh)		Q4 net capacity factor (1) (3) (MWh)
Unit Name	Capacity (MW) (1)	(MMBtu/MWh)	2004	2003	2004	2003
Base Load Conemaugh
1-2 (16%)	280	9.4	531,955	561,402	86%	91%
Deep Creek 1-2	19	N/A	8,409	11,033	20%	26%
Keystone 1-2 (16%)	282	9.5	461,052	598,367	74%	96%
Piney Station 1-3	28	N/A	16,679	18,193	27%	29%
Portland 1&2	400	10.2	406,181	445,723	46%	50%
Seward 1	520	9.7	472,936	—	41%	0%
Seward 5	—	—	—	108,511
Shawville 1-4	608	10.2	796,249	854,260	59%	64%
Titus 1-3	246	11.1	165,520	278,660	30%	51%

	2,383		2,858,981	2,876,149	54%	55%

Intermediate
Gilbert CCGT	336	9.5	3,603	7,703	0%	1%
Gilbert 9	168	11.1	(389)	1,049	0%	0%
Hunterstown CCGT	795	6.9	16,602	21,139	1%	1%
Sayreville 4-5			—	(887)
Seward 4			—	(1,356)
Portland 5	144	10.1	6,693	5,350	2%	2%

	1,443		26,509	32,998	1%	1%

Peaking
Blossburg 1	23	14.6	638	61	1%	0%
Gilbert 1-4	111	15.2	(32)	(359)	0%	0%
Glen Gardner 1-8	184	14.6	(211)	(165)	0%	0%
Hamilton 1	23	14.7	103	—	0%	0%
Hunterstown 1-3	71	14.8	227	(189)	0%	0%
Mountain 1-2	47	14.3	401	517	0%	0%
Orrtanna 1	23	14.4	—	163	0%	0%
Portland 3-4	40	13.1	149	—	0%	0%
Sayreville 1-4	264	13.8	12,249	598	2%	0%
Shawnee 1	23	14.0	—	52	0%	0%
Shawville 5-7	6	10.2	(74)	(10)	0%	0%
Tolna 1-2	47	14.2	143	239	0%	0%
Titus 4-5	35	18.3	99	—	0%	0%
Wayne 1			—	(179)
Warren 3	68	12.8	(114)	(196)	0%	0%
Werner 1-4	252	13.8	4,564	(750)	1%	0%
Keystone 3-6	2	10.3	143	55	3%	1%
Conemaugh A-D	2	9.7	13	17	0%	0%

	1,221		18,298	(146)	1%	0%

Mid-Atlantic Total	5,047		2,903,788	2,909,001	26%	26%

(1)	Excludes (a) Seward 4 & 5 of 197 MW, which were retired in November 2003, (b) Sayreville 4-5 of 232 MW, which were retired in February 2004 and ( c) Wayne 1 of 66 MW, which was retired in May 2004.

(2)	Represents net generation assets only.

(3)	Capacity factor is the ratio of the actual net electricity generated to the energy that could have been generated at continuous full-power operation during the period.

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Reliant Energy, Inc. and Subsidiaries
New York Asset Summary
(Unaudited)

	Summer/Winter
	Average	Heat Rate	Q4 net generation volume (1) (MWh)		Q4 net capacity factor (2) (MWh)
Unit Name	Capacity (MW)	(MMBtu/MWh)	2004	2003	2004	2003
Intermediate
Astoria 3-5	1,105	10.9	843,726	684,932	35%	28%

Peaking
Astoria 2	178	12.3	(1,438)	(1,525)	0%	0%
Gowanus 1-4	610	18.0	932	1,970	0%	0%
Narrows 1-2	317	17.4	19,810	3,630	3%	1%

	1,105		19,304	4,075	1%	0%

New York Total	2,210		863,030	689,007	18%	14%

(1)	Represents net generation assets only.

(2)	Capacity factor is the ratio of the actual net electricity generated to the energy that could have been generated at continuous full-power operation during the period.

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Reliant Energy, Inc. and Subsidiaries
Southeast Asset Summary
(Unaudited)

	Summer/Winter
	Average	Heat Rate	Q4 net generation volume (1) (MWh)		Q4 net capacity factor (2) (MWh)
Unit Name	Capacity (MW)	(MMBtu/MWh)	2004	2003	2004	2003
Base Load
Sabine	54	10.0	70,320	86,035	59%	72%
Intermediate
Indian River 1-3	587	10.5	158,381	154,652	12%	12%
Choctaw	800	6.9	—	27,519	0%	2%

	1,387		158,381	182,171	5%	6%
Peaking
Osceola 1-3	465	11.0	56,842	131,359	6%	13%
Shady Hills (3)	474	10.8	62,396	91,692	6%	9%
Vandolah (3)	630	10.8	15,897	16,268	1%	1%

	1,569		135,135	239,319	4%	7%

Southeast Total	3,010		363,836	507,525	5%	8%

(1)	Represents net generation assets only.

(2)	Capacity factor is the ratio of the actual net electricity generated to the energy that could have been generated at continuous full-power operation during the period.

(3)	Under contract.

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Reliant Energy, Inc. and Subsidiaries
West Asset Summary
(Unaudited)

	Summer/Winter
	Average	Heat Rate (1)	Q4 net generation volume (2) (MWh)		Q4 net capacity factor (1) (3) (MWh)
Unit Name	Capacity (1) (MW)	(MMBtu/MWh)	2004	2003	2004	2003
Base Load
Bighorn CCGT	591	7.2	597,785	—	46%	0%
El Dorado CCGT	235	7.2	504,222	471,267	97%	91%

	826		1,102,007	471,267	60%	26%
Intermediate
Coolwater 1-2	146	10.5	(265)	(252)	0%	0%
Coolwater 3-4	476	10.0	118,409	167,195	11%	16%
Etiwanda 1-2	—		—	—
Etiwanda 3-4	640	10.0	8,330	11,325	1%	1%
Mandalay 1-2	430	9.5	151,382	127,936	16%	13%
Ormond Beach 1-2	1,516	9.6	626,403	668,289	19%	20%

	3,208		904,259	974,493	13%	14%
Peaking
Ellwood	54	13.3	—	21	0%	0%
Etiwanda 5	—	—	—	796
Mandalay 3	130	15.8	—	2,010	0%	1%

	184		—	2,827	0%	1%

West Total	4,218		2,006,266	1,448,587	22%	16%

(1)	Excludes Etiwanda 1-2 of 264 MW, which was retired in October 2003 and Etiwanda 5 of 118 MW, which was retired in January 2004.

(2)	Represents net generation assets only.

(3)	Capacity factor is the ratio of the actual net electricity generated to the energy that could have been generated at continuous full-power operation during the period.

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Reliant Energy, Inc. and Subsidiaries
ERCOT Asset Summary
(Unaudited)

	Summer/Winter
	Average	Heat Rate	Q4 net generation volume (1) (MWh)		Q4 net capacity factor (2) (MWh)
Unit Name	Capacity (MW)	(MMBtu/MWh)	2004	2003	2004	2003
Base Load
Channelview	805	10.3	1,245,957	1,288,002	70%	72%
Landfill Gas	26	11.0	38,072	35,555	66%	62%

ERCOT Total	831		1,284,029	1,323,557	70%	72%

(1)	Represents net generation assets only.

(2)	Capacity factor is the ratio of the actual net electricity generated to the energy that could have been generated at continuous full-power operation during the period.

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

Reliant Energy, Inc. and Subsidiaries
Adjusted Net Debt - to - EBITDA (1)
(in millions, except ratio)
(Unaudited)

	December 31, 2004
Debt:
Senior secured term loan	$1,300
Senior secured revolver	199
Senior secured notes	1,850
Convertible senior subordinated notes	275
Orion Power 12% notes (2)	457
PEDFA fixed-rate bonds for Seward plant due 2036	500
REMA term loans due 2005 to 2006	28
Channelview	359
Receivables facility	227
Warrants	(1)
Other (3)	2
El Dorado debt (off-balance sheet)	63
REMA operating lease (off-balance sheet)	522

Total debt and debt equivalents (4)	5,781
Less:
Cash and cash equivalents	(107)
Restricted cash	(41)
Net margin deposits	(491)

Adjusted Net Debt	$5,142

Adjusted EBIT	$493	(5)
Less: El Dorado equity loss	13	(5)
Add: 50% El Dorado EBITDA	(4	)(5)
REMA lease expense	60	(5)
Receivables facility expense (for 9 months) (per the agreement)	18	(5)
Adjusted depreciation and amortization	449	(5)

Adjusted EBITDA (per the agreement)	$1,029	(5)

Ratio	5.00

(1)	Calculated in accordance with amended December 2004 credit facility.

(2)	Orion 12% notes includes purchase accounting adjustments of $57 million.

(3)	Other subsidiary debt.

(4)	Debt equivalents include off-balance sheet REMA lease of $522 million and our portion of off-balance sheet El Dorado, an equity investment, debt of $63 million.

(5)	Represents amounts for the year ended December 31, 2004.

Reference is made to Reliant Energy, Inc.’s Current Report
on Form 8-K dated November 18, 2004.

FOR ADDITIONAL INQUIRIES PLEASE CONTACT:

Stephanie Slavin
(713) 497-6983